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                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS






                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Baymont Corporation on Form SB-2 of our Auditors' Report, dated February 18, 2002, on the balance sheet of Baymont Corporation as at January 31, 2002, and the related statements of loss and deficit, cash flows, and stockholders' equity for the period from inception on December 21, 2001 to January 31, 2002.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.





Vancouver,  Canada                                      /s/ Morgan  &  Company

March  8,  2002                                         Chartered  Accountants



Tel: (604) 687-5841        MEMBER OF               P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075           ACPA          Suite 1488 - 700 West Georgia Street
www.morgan-cas.com        INTERNATIONAL                  Vancouver, B.C. V7Y 1A1